Exhibit 99.1

THE AMACORE GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2008

	The Amacore Group, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
REVENUES
Commissions	1,289,384	-		1,289,384
Marketing fees and materials	1,530,904	-		1,530,904
Membership fees	26,641,534	-		26,641,534
Total revenues	29,461,822	-		29,461,822

COST OF SALES
Benefit and service cost	5,107,365	-		5,107,365
Sales commissions	15,698,881	-		15,698,881
Total cost of sales	20,806,246	-		20,806,246

GROSS PROFIT	8,655,576	-		8,655,576

OPERATING EXPENSES	46,511,037
		153,053	(c)
		11,200	(d)
		115,000	(d)
		60,000	(f)	46,850,290

Loss from operations before other income and expense	(37,855,461)	(339,253)		(38,194,714)

OTHER INCOME (EXPENSE)	3,927,100	-		3,927,100

Net loss	(33,928,361)	(339,253)		(34,267,614)
Less: Net loss attributed to non-controlling interest in Zurvita, Inc.	-	2,723,760	(a)	2,723,760
Net loss attributed to The Amacore Group, Inc. before income taxes	(33,928,361)	3,063,013		(31,543,855)

Income taxes	-	-		-

Net loss attributed to The Amacore Group, Inc.	(33,928,361)	3,063,013	(a)	(31,543,855)
Preferred stock dividend and accretion	(8,054,985)	-		(8,054,985)

Net loss attributed to The Amacore Group, Inc.
available to common stockholders	(41,983,346)	3,063,013	(a)	(39,598,840)

Basic and diluted loss per share	$(0.28)	$0.02		$(0.26)

Basic and diluted weighted average number
of common shares outstanding	149,676,100	149,676,100		149,676,100

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE AMACORE GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2009

	The Amacore Group, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
ASSETS
Current assets
Cash	$3,055,751	$1,425,000	(h)	$4,480,751
Accounts receivable and related party non-trade receivables	631,517	-		631,517
Inventory	23,891	-		23,891
Deferred expenses	2,721,795	-		2,721,795
Deposits and advances	305,151	-		305,151
Total current assets	6,738,105	1,425,000		8,163,105

Property, plant and equipment (net of accumulated depreciation)	1,201,034	-		1,201,034

Deferred customer acquisition costs	369,736	-		369,736
Goodwill and other intangible assets	9,421,561	-		9,421,561
Deposits and other assets	1,911,801	-		1,911,801
Total assets	$19,642,237	$1,425,000		$21,067,237

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable including related party accounts payable	$2,817,619	$-		$2,817,619
Loans and notes payable including related party notes payable	1,961,219	-		1,961,219
Accrued expenses and other liabilities	1,745,503	60,000	(f)	1,805,503
Deferred expenses - acquisition payaments and related party compensation	564,783	-		564,783
Deferred revenue	2,591,833	-		2,591,833
Total current liabilities	9,680,957	60,000		9,740,957

Non-current liabilities
Capital lease obligation	261,070	-		261,070
Deferred expenses - acquisition payments and related party compensation	817,360	-		817,360
Accrued dividends	1,340,944	-		1,340,944
Fair value of warrants	11,016,569	571,200	(i)	11,587,769
Total non-current liabilities	13,435,943	571,200		14,007,143
Total liabilities	$23,116,900	$631,200		$23,748,100

Stockholders' Deficit
The Amacore Group, Inc.
Preferred Stock, $.001 par value	3			3
Common Stock A and B, $.001 par value	1,028,964			1,028,964
Additional paid-in capital	113,629,126	38,263	(c)	113,667,389
Accumulated deficit	(118,132,756)	(11,200)	(d)
		(115,000)	(e)
		(60,000)	(f)
		(38,263)	(c)
		3,211,916	(b)	(115,145,303)

Total The Amacore Group, Inc. shareholders' deficit	(3,474,663)	3,025,716		(448,947)

Noncontrolling interest in Zurvita, Inc.	-	(3,211,916)	(b)	(3,211,916)
Preferred Stock		1,190,000		1,190,000
Share Repurchase		(210,000)	(g)	(210,000)

Total shareholders' deficit	(3,474,663)	793,800		(2,680,863)

Total liabilities and stockholders' deficit	$19,642,237	$1,425,000		$21,067,237

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE AMACORE GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2009

	The Amacore Group, Inc.	Pro Forma Adj Increase (Decrease)		Pro Forma Consolidated
REVENUES
Commissions	413,963	-		413,963
Marketing fees and materials	736,057	-		736,057
Membership fees	6,286,505	-		6,286,505
Total revenues	7,436,525	-		7,436,525

COST OF SALES
Benefit and service cost	1,097,991	-		1,097,991
Sales commissions	3,573,199	-		3,573,199
Total cost of sales	4,671,190	-		4,671,190

GROSS PROFIT	2,765,335	-		2,765,334

OPERATING EXPENSES	7,464,623
		38,263	(c)
		11,200	(d)
		115,000	(e)
		60,000	(f)	7,689,086

Loss from operations before other income and expense	(4,699,288)	(224,463)		(4,923,751)

OTHER INCOME (EXPENSE)	6,555,710	-		6,555,710

Net income (loss)	1,856,422	(224,463)		1,631,959
Less: Net loss attributed to non-controlling interest in Zurvita, Inc.	-	628,946	(a)	628,946
Net income (loss) attributed to The Amacore Group, Inc. before income taxes	1,856,422	404,483		2,260,905

Income taxes	-	-		-

Net income attributed to The Amacore Group, Inc.	1,856,422	404,483		2,260,905
Preferred stock dividend and accretion	(448,167)	-		(448,167)

Net loss attributed to The Amacore Group, Inc.
available to common stockholders	$1,408,255	$404,483		$1,812,739

Basic earnings (loss) per share	$0.00	$0.00		$0.00

Basic weighted average number of common shares outstanding	1,013,456,275	1,013,456,275		1,013,456,275

Diluted earnings (loss) per share	$0.00	$0.00		$0.00

Diluted weighted average number of common shares outstanding	1,352,104,809	1,352,104,809		1,352,104,809

The accompanying notes are an integral part of these condensed consolidated financial statements.

THE AMACORE GROUP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANICAL STATEMENTS

Note 1 – Nature of Transaction

On July 30, 2009, Red Sun Mining, Inc. (“Red Sun”), a Delaware corporation, entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Zurvita, Inc. (“Zurvita”), a Delaware corporation and wholly owned subsidiary of The Amacore Group, Inc. (“Amacore”).

 Pursuant to the terms of the Share Exchange Agreement, Red Sun issued to Amacore an aggregate of 9,310,000 shares of common stock, resulting from the exchange of approximately 93,100 shares of the Red Sun common stock, par value $0.0001 per share, for each outstanding share of Zurvita common stock exchanged by Amacore. Pursuant to the terms of the Share Exchange Agreement, Red Sun acquired 100% of the issued and outstanding securities of Zurvita.

Concurrent with the closing of the Share Exchange Agreement, Red Sun entered into a Securities Purchase Agreement with Vicis Capital Master Fund and closed a private placement offering pursuant to which it raised gross proceeds of $1.75 million and, among other things, issued and sold convertible preferred stock (the “Preferred Stock”) convertible into shares of the Red Sun’s common stock at an initial conversion price of $0.25, subject to adjustment (the “Private Placement”). Additionally, the investor in the Private Placement received (i) common stock purchase warrants to purchase up to an aggregate of 7,000,000 shares of common stock at an initial exercise price of $0.25 per share, (the “Warrants” and, together with the Preferred Stock, the “Private Placement Securities”). Midtown Partners & Co., LLC (“Midtown”) acted as placement agent on the Private Placement.  In connection with the issuance of the Private Placement Securities, Midtown received a warrant to purchase up to 140,000 shares of Common Stock at an initial exercise price of $0.25 per share.

Zurvita entered into an Advertising and Marketing Agreement (“Marketing Agreement”) with OmniReliant Holdings, Inc. (“OmniReliant”) concurrently with the closing of the Share Exchange Agreement.  Pursuant to the Marketing Agreement, Zurvita agreed to provide placement of advertising for OmniReliant on its website and OmniReliant agreed to provide Zurvita with certain marketing services.  The marketing services to be provided by OmniReliant include the production of infomercials, video production services, management of call centers, buying and fulfillment services.  In consideration for such services, OmniReliant received an aggregate of 3,800,000 shares of the Red Sun’s common stock.

Immediately following the closing of the Share Exchange Agreement, Red Sun entered into an employment agreement with Mark Jarvis (the “Jarvis Agreement”), pursuant to which Mr. Jarvis agreed to serve as Co-CEO of Red Sun for a term of two years.  Pursuant to the Jarvis Agreement, Mr. Jarvis shall receive annual compensation of $480,000 (the “Base Salary”).  Mr. Jarvis shall also be entitled certain other benefits, including health insurance, as may be provided to other comparable executives of Red Sun.  In addition, within 30 days of the execution of the Jarvis Agreement, Red Sun shall place 1,800,625 shares of the Company’s common stock in escrow on behalf of Mr. Jarvis pursuant to the Company’s 2009 Incentive Stock Plan (the “Initial Jarvis Shares”). The Initial Jarvis Shares shall be subject to a vesting period pursuant to which (i) 900,625 shares shall vest on July 30, 2010, and (ii) 900,000 shares shall vest on July 30, 2011.  In addition, in the event that for the first quarter ending six months after July 30, 2009 Red Sun is cash flow positive, Red Sun shall, within 30 days of filing its Form 10-Q, issue to Mr. Jarvis 1,800,625 shares of common stock (the “Performance Shares”).  The Performance Shares shall be issued under the Red Sun’s 2009 Incentive Stock Plan and shall be subject to a one year vesting period from the time of initial grant. Alternatively, for the two quarters ending six (6) months after Start-Up Period, (“Extended Measuring Quarters”), should the average ZURVITA monthly cash flow during the Extended Measuring Quarters, as documented on the monthly cash flow statements, and verified in the Quarterly Report(s), be operationally cash flow positive, the Performance Shares shall be issued to Mr. Jarvis.

 In addition to his Base Salary, Mr. Jarvis shall also be eligible to receive certain incentive bonus compensation (the “Incentive Bonus”) based upon the revenue generated by Zurvita.  Mr. Jarvis’ Incentive Bonus shall be calculated as 10% of Red Sun’s net income in excess of $5 million dollars.  If Mr. Jarvis’ employment is terminated by the Company as a result of his disability (as such term is defined in the Jarvis Agreement), Mr. Jarvis shall be entitled to receive a lump sum payment equal to his (i) accrued but unpaid Base Salary, (ii) any outstanding expense reimbursements, (iii) any accrued but unpaid Incentive Bonus, (iv) a monthly amount, which when added to any amounts received by Mr. Jarvis from any disability policy in effect at the time of his disability, will equal Mr. Jarvis’ Base Salary for the 12 month period following the date of disability termination.

After the closing of the Share Exchange Agreement and execution of the Marketing and Jarvis Agreements, Amacore investment in Red Sun represented 58.5% of the issued and outstanding common stock and 40.6% of the voting rights of total equity securities outstanding.

Note 2 – BASIS OF PRESENTATION

The pro forma condensed consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America.  In preparing the pro forma condensed consolidated statement of operations for the year ending December 31, 2008, the Company applied Financial Accounting Standards Board Interpretation No. 46,  Consolidated of Variable Interest Entities an interpretation of ARB No. 51 (“FIN46(R)”). The pro forma condensed consolidated balance sheet and statement of operations as of and for the three months ended March 31, 2009 were prepared applying Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements an amendment of ARB No. 51 (“FAS 160”), along with FIN46(R).

NOTE 3 – FOOT NOTES TO PRO FORMA ADJUSTMENTS

(a)	Represents the non-controlling interest portion of Zurvita’s net loss, which is 41.5%.

(b)	Represents the non-controlling interest portion of Zurvita’s accumulated deficit, which is 41.5%.

(c)	Represents the stock based compensation expense associated with the stock issued per the Employment Agreement with Mark Jarvis.

(d)	Represents the fair value of the warrants issued Midtown for consulting services.

(e)	Represents the transaction costs resulting from the Share Exchange Agreement.

(f)	Represents the costs associated with the first time audit.

(g)	Represents the share repurchase from Red Sun’s majority shareholder.

(h)
Represents the cash from the private placement offering of $1.75 million for the issuance of Preferred Stock less the costs incurred associated with Share Exchange Agreement, as well as first time audit fees.

(i)	Represents the fair value of the warrants issued that was determined by a third-party valuation specialist based upon the Black-Scholes Option Pricing Model.